UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 Or 15(d) of the Securities Exchange Act of 1934

October 31, 2007
Date of Report (Date of earliest event reported)

Commission File Number 1-6560

THE FAIRCHILD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

34-0728587
(I.R.S. Employer Identification No.)

1750 Tysons Boulevard, Suite 1400, McLean, VA 22102
(Address of principal executive offices)

(703) 478-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

FORWARD-LOOKING STATEMENTS:

     Certain statements in this filing contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operation and business. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘will’’ and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, including current trend information, projections for deliveries, backlog and other trend estimates that may cause our actual future activities and results of operations to be materially different from those suggested or described in this financial discussion and analysis by management. These risks include: our ability to finance and successfully operate our retail businesses; our ability to accurately predict demand for our products; our ability to receive timely deliveries from vendors; our ability to raise cash to meet seasonal demands; our dependence on the retail and aerospace industries; our ability to maintain customer satisfaction and deliver products of quality; our ability to properly assess our competition; our ability to improve our operations to profitability status; our ability to liquidate non-core assets to meet cash needs; our ability to attract and retain highly qualified executive management; our ability to achieve and execute internal business plans; weather conditions in Europe during peak business season and on weekends; labor disputes; competition; worldwide political instability and economic growth; military conflicts, including terrorist activities; infectious diseases; and the impact of any economic downturns and inflation.

     If one or more of these and other risks or uncertainties materializes, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this report, including investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We do not intend to update the forward-looking statements included in this filing, even if new information, future events or other circumstances have made them incorrect or misleading.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2007, The Fairchild Corporation, Fairchild Holding Corp. and Sheepdog, Inc. (together, “Fairchild”) and Alcoa Inc., entered into a Settlement and Mutual Release to settle all claims among them.  These claims arose from a sale by Fairchild to Alcoa of its fasteners business on December 3, 2002.   Pursuant to the settlement agreement, Fairchild sold to Alcoa property owned in Fullerton, California, which had been leased to Alcoa, and received proceeds of $19.0 million. In addition, Fairchild received proceeds totaling $25.9, including $25.3 million from an escrow account that was established at the time of the sale of the fastener business to Alcoa, and an additional $0.6 million cash. The parties agreed to dismiss a case pending in the United States Court of Appeals for the Second Circuit and to enter into mutual general releases. The settlement agreement further provided that Alcoa would take over responsibility for certain foreign tax, environmental, and workers’ compensation claims.

Proceeds of the settlement were used by Fairchild to repay all $13.0 million of outstanding debt owed to Beal Bank, which had been secured in part by the Fullerton property, and to repay all $20.9 million of outstanding debt owed to GoldenTree Asset Management, L.P., which had been secured in part by the escrow account funds.  Fairchild intends to use the remaining $11.0 million of proceeds to fund its operational needs.

SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 5, 2007

By:	/s/	DONALD E. MILLER
Name:		Donald E. Miller
Title:		Executive Vice President, Secretary and General Counsel